UNITED COMMUNITY BANKS, INC.

                                  Common Stock


                             BROKER-DEALER AGREEMENT


                                 March 31, 2000



Wachovia Securities, Inc.
IJL Financial Center
201 North Tryon Street, Suite 2300
Charlotte, North Carolina 28202

Dear Sirs:

         SECTION 1. Broker-Dealer Agreement. United Community Banks, Inc., a Georgia corporation (the "Company") proposes to issue, offer and sell a minimum of 350,000 shares and a maximum of 450,000 shares of its authorized but unissued Common Stock, par value $1.00 per share (the "Common Shares") and intends to offer a portion of those securities in the State of North Carolina. In order that its offering meets the requirements of Chapter 78A of the North Carolina General Statutes ("Chapter 78A"), the Company must obtain the sponsorship of its offering by a North Carolina registered dealer.

         Accordingly, the Company hereby appoints Wachovia Securities, Inc. ("WSI") as a sponsoring dealer and WSI accepts appointment under the provisions of Section 18 NCAC 6.1305 of the North Carolina Administrative Code. In that capacity, WSI will act as a sponsoring dealer for the account of the Company in connection with a public offering of the Common Shares in the State of North Carolina after the effective date of the registration statement hereinafter referred to. WSI will act as dealer on behalf of the Company in connection with effecting the offer and sale of the Common Shares in North Carolina to residents of North Carolina. In North Carolina, the sales of the Common Shares are to be made for the account of the Company at a price of $38.00 per share, unless and until the Company establishes another price. WSI has not and will not be involved with determining the price of the shares to be sold in the public offering and shall have no financial commitment to purchase any of the Common Shares.

         SECTION 2. Representations and Warranties of the Company. The Company hereby represents and warrants to WSI that:

                  (a) A registration statement on Form S-3 (the "Registration Statement") has been or will be filed with the Securities and Exchange Commission (the "Commission") with respect to the Common Shares and has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Commission's rules and regulations (the "Rules and Regulations"). The Company has


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         prepared and has filed or proposes to file prior to the effective  date of such registration statement an amendment or amendments to such registration statement, which amendment or amendments have been or will be similarly prepared. There have been delivered to WSI a copy of such registration statement and amendments, as to which the prospectus (the "Prospectus") is a part, together with a copy of each exhibit filed therewith. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final Prospectus, or
         (ii) a final Prospectus in accordance with Rule 424(b) of the Rules and Regulations.

                  (b) The Commission has not issued any order preventing or suspending the use of the Prospectus and the Prospectus conforms in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and at the time the Registration Statement becomes effective, and at all times subsequent thereto up to and including each Closing Date hereinafter mentioned, the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, no representation or warranty contained in this subsection 2(b) shall be applicable to information contained in or omitted from the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of WSI, specifically for use in the preparation thereof.

                  (c) The Company is current in all filings of reports, financial statements and schedule requirements to be made with the Commission under the Securities Exchange Act of 1934 (the "Exchange Act").

                  (d) The Company and each of United  Community Bank ("United"),
         Carolina Community Bank ("Carolina"), Peoples Bank of Fannin County ("Fannin"), Towns County Bank ("Towns"), White County Bank ("White"), First Clayton Bank and Trust ("First Clayton"), Bank of Adairsville ("Adairsville"), and 1st Floyd Bank ("Floyd"), (United, Carolina, Fannin, Towns, White, First Clayton, Adairsville and Floyd are collectively referred to herein as the "Subsidiaries") have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, with full power and authority to own and lease their properties and conduct their respective businesses as described in the Prospectus; except as disclosed in the Prospectus and the financial statements of the

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         Company,  the  Company,  directly  or  indirectly,   owns  all  of  the
         outstanding capital stock of its Subsidiaries free and clear of all claims, liens, charges and encumbrances; the Company and each of its Subsidiaries are in possession of and operating in compliance with all banking, insurance and other applicable approvals, authorizations, licenses, permits, consents, certificates and orders material to the conduct of their respective businesses, all of which are valid and in full force and effect. The deposits in each of the Company's banking subsidiaries are insured by the Federal Deposit Insurance Corporation.

                  (e) The Company has authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus; the issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform to the description thereof contained in the Prospectus. All issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly or indirectly by the Company. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company and the related notes thereto included in the Prospectus, neither the Company nor any Subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock, or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

                  (f) The Common Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Common Shares by the Company pursuant to this Agreement. No shareholder of the Company has any right which has not been waived to require the Company to register the sale of any share owned by such shareholder under the Act in the public offering contemplated by this Agreement. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Common Shares to be sold by the Company as contemplated herein.

                  (g) The Company has full legal right,  power and  authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws affecting the rights of creditors

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

         generally and by principles of equity, whether considered at law or equity. The making and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provisions of the articles of incorporation or bylaws, or other organizational documents, of the Company and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Act and Blue Sky securities laws applicable to the public offering of the Common Shares by the Company.

                  (h) Porter Keadle Moore, LLP, who have expressed their opinion with respect to the financial statements and schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus and in the Registration Statement, or incorporated by reference therein, and are independent accountants as required by the Act and the Rules and Regulations.

                  (i) The combined financial statements and schedules of the Company and the related notes thereto included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the respective dates of such financial statements and schedules, and the results of operations and changes in financial position of the Company for the respective periods covered thereby. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by Porter Keadle Moore, LLP. No other financial statements or schedules are required to be included in the Registration Statement. The selected financial data set forth in the Prospectus under the captions "Capitalization" and "Pro Forma Confidential Financial Statements" fairly present the information set forth therein on the basis stated in the Registration Statement. The pro forma financial information (including the related notes) included in the Prospectus complies as to form in all material respects to the applicable accounting requirements of the Act and the Rules and Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable. Such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly represents with respect to the Company the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified.

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

                  (j) The Company has disclosed in the Registration Statement and Prospectus all information it is required to disclose therein, and such Registration Statement and Prospectus are true and correct in every material respect and do not fail to disclose any information which if not disclosed would cause the Registration Statement and/or Prospectus to be materially misleading in any respect.

                  (k) The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         SECTION 3. Representations and Warranties of WSI. WSI hereby represents and warrants to the Company that:

                  (a) The information set forth in the Prospectus that was furnished to the Company by and on behalf of WSI for use in connection with the preparation of the Registration Statement and the Prospectus is correct in all material respects;

                  (b) WSI is registered as a dealer under the requirements of Chapter 78A; and

                  (c) WSI will make all necessary filings with the National Association of Securities Dealers, Inc. (the "NASD") in connection with its services provided hereunder.

                  SECTION 4. Covenants of the Company. The Company covenants and agrees that:

                  (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. WSI will have the opportunity to review and approve the Registration Statement and any amendment thereto. The Company will promptly advise WSI in writing (i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective) or the Prospectus or for additional information, (iii) when the Registration Statement shall have become effective, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. The Company will not file any amendment or

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

         supplement to the Registration Statement (either before or after it becomes effective) or the Prospectus of which WSI has not been furnished with a copy a reasonable time prior to such filing or to which WSI reasonably objects or which is not in compliance with the Act and the Rules and Regulations.

                  (b) The Company will prepare and file with the Commission, promptly upon WSI's request, any amendment or supplements to the Registration Statement or the Prospectus which in WSI's judgment may be necessary or advisable to enable WSI to continue the distribution of the Common Shares, and will use its best efforts to cause the same to become effective as promptly as possible. In addition, the Company will assist WSI in connection with WSI's filings with the NASD. The Company covenants that it will not commence the offering until such time as WSI has received any required approvals from the NASD.

                  (c) If at any time within the nine-month period referred to in
         Section 10(a)(3) of the Act during which a prospectus relating to the Common Shares is required to be delivered under the Act any event occurs, as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements, to comply with the Act or the Rules and Regulations, the Company will promptly advise WSI thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible; and, in case WSI is required to deliver a prospectus after such nine-month period, the Company upon request, but at the expense of WSI, will promptly prepare such amendment or amendments to the Registration Statement and such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

                  (d) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Act.

                  (e) During such period as a prospectus is required by law to be delivered in connection with sales by WSI, the Company, at its expense, but only for the nine-month period referred to in Section 10(a)(3) of the Act, will furnish to WSI or mail to the order of WSI copies of the Registration Statement and the Prospectus and all amendments and supplements to any such documents, in each case as soon as available and in such quantities as WSI may request, for the purposes contemplated by the Act.

                  (f) The Company shall qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky securities law of North Carolina, will comply with such law and will continue such qualification, registration and exemption in effect so long as reasonably required for the distribution of the Common Shares. The Company will advise WSI promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or

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         any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with WSI's cooperation, will use its best efforts to obtain the withdrawal thereof.

                  (g) The Company will apply the net proceeds of the sale of the
         Common  Shares  sold  by  it   substantially  in  accordance  with  its
         statements under the caption "Use of Proceeds" in the Prospectus.

         WSI may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

         SECTION 5.  Payment of Fees and Expenses.

                  (a) The Company will pay to WSI at the closing of the offering a fee of $40,000 for WSI's services performed hereunder; and

                  (b) Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby and all reasonable fees and expenses of WSI, including reasonable fees and disbursements of WSI's counsel.


                  (c) The parties agree that, pursuant to clauses (a) and (b) above, if an offering is not consummated in accordance with the terms of this agreement, WSI will only be entitled to be reimbursed its actual out of pocket expenses.


         SECTION 6. Effectiveness of Registration Statement. WSI and the Company will use their best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

         SECTION 7.  Indemnification.

                  (a) The Company agrees to indemnify and hold harmless WSI against any losses, claims, damages or liabilities to which WSI may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement made by the Company in Section 2 of this Agreement;
         (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendment thereto, or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"); or (iii) the omission or alleged omission to state in the Registration Statement or any amendment thereto or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse WSI for any legal or other expenses

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

         reasonably incurred by WSI in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto or any Application in reliance upon and in conformity with written information furnished to the Company by WSI expressly for inclusion in the Prospectus beneath the heading "The Offering". The Company will not, without the prior written consent of WSI, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding (or related cause of action or portion thereof) in respect of which indemnification may be sought hereunder (whether or not WSI is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of WSI from all liability arising out of such claim, action, suit or proceeding or related cause of action or portion thereof.

                  (b) WSI agrees to indemnify and hold harmless the Company and its officers, directors, agents, representatives and affiliates against any losses, claims, damages or liabilities to which the Company or its officers, directors, agents, representatives and affiliates may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto or any Application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by WSI expressly for inclusion in the Prospectus beneath the heading "The Offering"; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action.

                  (c) Promptly after receipt by an indemnified party under subsection (a) and (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); provided, however, that if the defendants in any such action included the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnified party shall have the right to select separate counsel to defend such action on behalf of such indemnified party. After such notice from the indemnifying party to

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         such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless
         (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being
         understood,   however,   that  in  connection   with  such  action  the
         indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, which separate counsel shall be designated by WSI in the case of indemnity arising under paragraph (a) of this Section 7) or (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Nothing in this Section 7(c) shall preclude an indemnified party from participating at its own
         expense  in  the   defense  of  any  such  action  so  assumed  by  the
         indemnifying party.

                  (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and WSI on the other from the offering of the Common Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and WSI on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and WSI on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total fees received by WSI. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand and WSI on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and WSI agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), WSI shall not be required to contribute any amount in excess of the fees described in Section 1 hereto. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls WSI within the meaning of the Securities Act; and the obligations of WSI under this Section 7 shall be in addition to any liability which WSI may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

         SECTION 8. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

                  (a) This Agreement may be terminated by the Company by notice to WSI or by WSI by notice to the Company at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company to WSI (except for the fees and expenses to be paid or reimbursed by the Company, pursuant to Sections 5 and 7 hereof and except to the extent provided in Section 9 hereof) or of WSI to the Company (except for the expenses to be paid or reimbursed by WSI, pursuant to Section 7 hereof and except to the extent provided in Section 9 hereof).

                  (b) This Agreement may also be terminated by WSI by notice to the Company (i) if any adverse event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or which is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect, or (ii) if there shall be any action, suit or proceeding pending or threatened; or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its Subsidiaries or the transactions contemplated by this Agreement which, in the reasonable judgment of WSI, may materially and adversely affect the Company's business or earnings and makes it impracticable or inadvisable to offer or sell the Common Shares. Any termination pursuant to this subsection
         (b) shall be without liability on the part of WSI to the Company or on the part of the Company to WSI (except for the fees and expenses to be paid or reimbursed by the Company pursuant to Sections 5 and 7 hereof and except to the extent provided in Section 9 hereof).

         SECTION 9. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of the Company's officers and of WSI set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of WSI, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

         SECTION 10. Notices. All communications hereunder shall be in writing and, if sent to WSI shall be mailed, delivered or telegraphed and confirmed to Wachovia Securities, Inc., IJL Financial Center, 201 North Tryon Street, Suite 2300, Charlotte, North Carolina, Attention: James H. Glen, Jr., with a copy to Smith, Helms, Mulliss & Moore, LLP, 201 North Tryon Street, Charlotte, North Carolina, 28202, Attention: Boyd C. Campbell, Jr.; and if sent to the Company shall be mailed, delivered or telegraphed and confirmed to the Company at P.O. Box 398, 63 Highway 515, Blairsville, Georgia 30512, with a copy to Kilpatrick Stockton LLP, Suite 2800, 1100 Peachtree Street, Atlanta, Georgia 30309,
Attention: F. Sheffield Hale. The Company or WSI may change the address for receipt of communications hereunder by giving notice to the others.

         SECTION 11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the officers and directors and controlling persons referred to in Section 7, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from WSI merely by reason of such purchase.

         SECTION 12. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         SECTION 13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of North Carolina.

         SECTION 16. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

         In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company.

         If the foregoing is in accordance with WSI's understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement among the Company and WSI, all in accordance with its terms.

                                               Very truly yours,

                                               UNITED COMMUNITY BANKS, INC.


                                               By:    /s/ Patrick J. Rusnak
                                               Name:  Patrick J. Rusnak
                                               Title:  Controller



                                                 WACHOVIA SECURITIES, INC.


                                                 By:  /s/ Joe H. Glen, Jr.
                                                 Name:  Joe H. Glen, Jr.
                                                 Title: